Australian Boutique Spirits Pty Ltd
29 Anvil Road
SEVEN HILLS NSW 2147
Ph: 02 9620 4574
ABN: 44 625 701 420

Coca-Cola Amatil (Australia) Pty Ltd
Level 14, 40 Mount Street
North Sydney NSW 2060
Attention: General Counsel and Company Secretary

9th January 2019

Dear Sirs,

Re: Notice under Manufacturing Agreement dated 2016 -

We refer to the Manufacturing Agreement executed 2016, effective 1st January 2017 between Australian Boutique Spirits Pty Ltd (ABS) and Coca Cola Amatil (Aust) Pty Ltd (CCA) . Terms defined in the Manufacturing Agreement will have the same meanings when used in this letter.

We hereby give CCA notice in accordance with clause 1.1 Definitions - **Territory** means the countries, islands and territories described in Schedule 3 (refer below) to exclude Schedule 3(b) and 3(c) from the said agreement to align with the conditions outlined in Scheduled 3 (d) and 3 (e). This Territory exclusion from the agreement will become effective from the 1 January 2019, and ABS will be allowed to import, sell, allow or procure any third party to sell, any Products to any person within these Territories.

This notice is subject to CCA confirmation and supporting documentation under the distribution agreement that no Related Parties has supplied any Products to any customer located in the Commonwealth of New Zealand by 1 January 2019 or the Republic of Fiji by January 2019.

SCHEDULE 3

Territory

The Territory is comprised of the following:

(a) the Commonwealth of Australia, including all States and Territories;

(b) the Commonwealth of New Zealand; and

(c) the Republic of Fiji,

except that:

(d) if none of CCA or any of its Related Parties has supplied any Products to any customer located in the Commonwealth of New Zealand by 1 January 2019, the Commonwealth of New Zealand will cease to be a Territory from that date; and

(e) if none of CCA or any of its Related Parties has supplied any Products to any customer located in the Republic of Fiji by 1 January 2019, the Republic of Fiji will cease to be a Territory from that date.

Yours sincerely,

....

Steven Dixon
On behalf of Mr Raj Beri
General Manager / Director